Exhibit 99

Silicon Labs Announces Second Quarter 2020 Results

-- Strong Results Led by Accelerating Trends in Connectivity --

AUSTIN, Texas – July 29, 2020 – Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its second quarter ended July 4, 2020. Revenue was near the top end of the guidance range at $207.5 million, down from $214.9 million in the first quarter. Second quarter GAAP and non-GAAP diluted earnings (loss) per share (EPS) were $(0.04) and $0.74, respectively.

“Second quarter revenue was at the high end of our guidance range at $207.5 million,” said Tyson Tuttle, CEO of Silicon Labs. “Clearly, the global pandemic has and will continue to impact the way people live, work and play. We are well-positioned to execute our strategy in IoT connectivity and internet infrastructure in light of recent trends in the market, which we see accelerating as the world moves even faster to becoming more connected.”

Second Quarter Financial Highlights

•	IoT revenue declined to $115.1 million, down 3% sequentially and 8% year-on-year.
•	Infrastructure and Automotive revenue declined to $92.5 million, down 5% sequentially and up 13% year-on-year.

On a GAAP basis:

•	GAAP gross margin was 60.9%.
•	GAAP R&D expenses were $71 million.
•	GAAP SG&A expenses were $48 million.
•	GAAP operating income as a percentage of revenue was 3.4%.
•	GAAP diluted loss per share was $(0.04).

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, restructuring charges, non-cash interest expense and other costs associated with convertible notes, and certain other items as set forth in the reconciliation tables below:

•	Non-GAAP gross margin was 61.4%.
•	Non-GAAP R&D expenses were $52 million.
•	Non-GAAP SG&A expenses were $37 million.
•	Non-GAAP operating income as a percentage of revenue was 18.0%.
•	Non-GAAP diluted earnings per share were $0.74.

Product Results

•	Announced the EFP01 PMIC family, a new line of energy-friendly power management ICs serving as dedicated companion chips for EFR32 wireless devices and EFM32 microcontrollers. The EFP01 PMIC family provides a flexible, system-level power management solution enhancing the energy efficiency of battery-powered applications including IoT sensors, asset tags, smart meters, home and building automation, security, and health and wellness products.

Business Highlights

•	Successfully completed the operational integration of Redpine Signals’ connectivity business and Hyderabad, India design center.
•	Joined the Wi-SUN Alliance’s board of directors to accelerate the global adoption of Wi-SUN. The Wi-SUN Alliance aims to advance seamless, ubiquitous LPWAN connectivity via a standards-based, interoperable solution for global markets.
•	Continued preparation for our first-ever Works With smart home developer conference September 9th – 10th, a two-day virtual event where smart home developers will learn how to connect our platforms, devices and protocols to work with ecosystems from industry leaders including Amazon, Apple HomeKit, Google, Samsung and many others.
•	Migrated marketing and customer engagement initiatives to a virtual environment, holding weekly virtual Tech Talks and BG22 workshops with more attendees, repeat views and more accounts engaged than in-person events of this nature.
•	Added Karuna Annavajjala to Silicon Labs’ executive team as Chief Information Officer to lead the company’s global IT team responsible for strategic planning, business application platforms, cyber security and service delivery.

Business Outlook

The company expects third quarter revenue to be in the range of $208 to $218 million, with IoT up and Infrastructure & Automotive down, and estimates the following:

On a GAAP basis:

•	GAAP gross margin at approximately 60%.
•	GAAP operating expenses at approximately $118 million.
•	GAAP effective tax rate of 0.0%.
•	GAAP diluted earnings (loss) per share between $(0.01) and $0.09.

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, acquisition related charges, restructuring charges, non-cash interest expense and other costs associated with convertible notes, and certain other items as set forth in the reconciliation tables below:

•	Non-GAAP gross margin at approximately 60.5%.
•	Non-GAAP operating expenses at approximately $92 million.
•	Non-GAAP effective tax rate at 11.5%.
•	Non-GAAP diluted earnings per share between $0.67 and $0.77.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (877) 344-7529 (US) or (412) 317-0088 (International) and entering access code 10145993. The replay will be available through August 29, 2020.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the impact of COVID-19 on the U.S. and global economy, including the restrictions on travel and transportation and other actions taken by governmental authorities and disruptions to the business of our customers or our global supply chain that have occurred or may occur in the future, the ongoing impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs; risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: George Lane, +1 (512) 712-0019, George.Lane@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2020	June 29, 2019	July 4, 2020	June 29, 2019
Revenues	$207,533	$206,709	$422,410	$394,822
Cost of revenues	81,222	79,660	166,933	151,899
Gross profit	126,311	127,049	255,477	242,923
Operating expenses:
Research and development	70,838	63,856	142,061	125,422
Selling, general and administrative	48,404	48,637	102,400	97,853
Operating expenses	119,242	112,493	244,461	223,275
Operating income	7,069	14,556	11,016	19,648
Other income (expense):
Interest income and other, net	3,267	3,696	6,518	6,519
Interest expense	(11,778)	(5,005)	(17,319)	(10,002)
Income (loss) before income taxes	(1,442)	13,247	215	16,165
Provision (benefit) for income taxes	381	29,276	(206)	26,796

Net income (loss)	$(1,823)	$(16,029)	$421	$(10,631)

Earnings (loss) per share:
Basic	$(0.04)	$(0.37)	$0.01	$(0.25)
Diluted	$(0.04)	$(0.37)	$0.01	$(0.25)

Weighted-average common shares outstanding:
Basic	43,761	43,386	43,699	43,287
Diluted	43,761	43,386	44,219	43,287

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP Income Statement Items	Three Months Ended July 4, 2020
	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Restructuring Charges	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$207,533

Gross margin	126,311	60.9%	$376	$--	$608	$44	$127,339	61.4%

Research and development	70,838	34.1%	7,072	8,454	2,017	844	52,451	25.3%

Selling, general and administrative	48,404	23.4%	7,009	2,764	767	397	37,467	18.1%

Operating income	7,069	3.4%	14,457	11,218	3,392	1,285	37,421	18.0%

Non-GAAP Earnings Per Share	Three Months Ended July 4, 2020
	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Restructuring Charges*	Interest Expense Adjustments*	Income Tax Adjustments	Non- GAAP Measure
Net income (loss)	$(1,823)	$14,457	$11,218	$3,392	$1,285	$8,692	$(4,533)	$32,688

	GAAP Measure	Dilutive Securities Excluded From GAAP Measure Due to Net Loss	Non- GAAP Measure
Diluted shares outstanding	43,761	293	44,054

Diluted earnings (loss) per share	$(0.04)		$0.74

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

Business Outlook	Three Months Ending October 3, 2020
	GAAP Measure	Non-GAAP Adjustments*	Non-GAAP Measure
Gross margin	60%	0.5%	60.5%

Operating expenses	$118	$26	$92

Effective tax rate	0.0%	11.5%	11.5%

Diluted earnings (loss) per share - low	$(0.01)	$0.68	$0.67

Diluted earnings per share - high	$0.09	$0.68	$0.77

* Non-GAAP adjustments include the following estimates: stock compensation expense of $14.9 million, intangible asset amortization of $11.8 million, acquisition related items of $1.2 million, restructuring charges of $0.04 million, and interest expense adjustments of $6.1 million, and associated tax impact from the aforementioned items.

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	July 4, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$277,659	$227,146
Short-term investments	445,685	498,825
Accounts receivable, net	70,487	75,639
Inventories	70,022	73,057
Prepaid expenses and other current assets	53,584	69,192
Total current assets	917,437	943,859
Property and equipment, net	140,200	135,939
Goodwill	631,932	398,402
Other intangible assets, net	189,923	134,279
Other assets, net	44,215	62,374
Total assets	$1,923,707	$1,674,853

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$40,245	$38,899
Deferred revenue and returns liability	26,358	19,251
Other current liabilities	68,397	79,551
Total current liabilities	135,000	137,701
Convertible debt	571,774	368,257
Other non-current liabilities	59,287	53,844
Total liabilities	766,061	559,802
Commitments and contingencies
Stockholders' equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	--	--
Common stock – $0.0001 par value; 250,000 shares authorized; 43,796 and 43,496 shares issued and outstanding at July 4, 2020 and December 28, 2019, respectively	4	4
Additional paid-in capital	173,477	133,793
Retained earnings	981,554	980,608
Accumulated other comprehensive income	2,611	646
Total stockholders' equity	1,157,646	1,115,051
Total liabilities and stockholders' equity	$1,923,707	$1,674,853

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	July 4, 2020	June 29, 2019
Operating Activities
Net income (loss)	$421	$(10,631)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation of property and equipment	8,428	8,447
Amortization of other intangible assets and other assets	21,568	20,476
Amortization of debt discount and debt issuance costs	8,359	6,659
Loss on extinguishment of convertible debt	3,685	--
Stock-based compensation expense	29,770	26,253
Deferred income taxes	1,177	24,043
Changes in operating assets and liabilities:
Accounts receivable	7,070	893
Inventories	6,767	1,118
Prepaid expenses and other assets	21,821	11,326
Accounts payable	(769)	5,321
Other current liabilities and income taxes	(15,442)	(18,101)
Deferred revenue and returns liability	6,678	(1,228)
Other non-current liabilities	970	(3,222)
Net cash provided by operating activities	100,503	71,354

Investing Activities
Purchases of available-for-sale investments	(199,347)	(184,170)
Sales and maturities of available-for-sale investments	255,112	151,428
Purchases of property and equipment	(10,394)	(9,402)
Purchases of other assets	(820)	(2,588)
Acquisition of business, net of cash acquired	(316,809)	--
Net cash used in investing activities	(272,258)	(44,732)

Financing Activities
Proceeds from issuance of debt	845,000	--
Payments on debt	(597,446)	--
Repurchases of common stock	(16,287)	(26,716)
Payment of taxes withheld for vested stock awards	(16,756)	(14,509)
Proceeds from the issuance of common stock	7,757	7,109
Net cash provided by (used in) financing activities	222,268	(34,116)

Increase (decrease) in cash and cash equivalents	50,513	(7,494)
Cash and cash equivalents at beginning of period	227,146	197,043
Cash and cash equivalents at end of period	$277,659	$189,549